SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)       December 30, 1999
                                                 -------------------------------



                            Park Pharmacy Corporation
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



Colorado                              000-15379                  841029701
--------------------------------------------------------------------------------
(State or Other Jurisdiction         (Commission            (IRS Employer
    of Incorporation)                 File Number)           Identification No.)



10711 Preston Road, Suite 250, Dallas, Texas                        75230
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)



Registrant's telephone number, including area code  (214) 692-9921
                                                   -----------------------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changes Since Last Report)

ITEM 2.    Acquisition or Disposition of Assets.

         On December 30, 1999, Park Pharmacy Corporation, a Colorado corporation ("Park (CO)"), acquired all of the issued and outstanding stock of Dougherty's Pharmacy, Inc., a privately held Texas corporation ("Dougherty's"). The acquisition was closed pursuant to the terms of that certain Share Exchange Agreement between Park (CO) and The Park Family Limited Partnership, a Texas limited partnership and the sole shareholder of Dougherty's (the "Partnership"), which was executed on December 30, 1999. In the acquisition, the Partnership received an aggregate of 45,000 shares of Series A Preferred Stock, par value $.001 per share, of Park (CO) in exchange for all of the issued and outstanding shares of Dougherty's. As a result of the transaction, Dougherty's is now a wholly-owned subsidiary of Park (CO) .

         Messrs. Joe B. Park and Jay H. Park are the sole limited partners of the Partnership, with Joe B. Park owning a 54.45% interest in the Partnership and Jay H. Park owning a 44.55% interest in the Partnership. The sole general partner of the Partnership is Park GP, Inc., a Texas corporation, which owns a 1% interest in the Partnership. Park GP, Inc. is owned by Messrs. Joe B. Park and Jay H. Park. Mr. Joe B. Park is a director and the Chairman of the Board of Park (CO). Mr. Joe B. Park is also currently a controlling shareholder of Park
(CO). Messrs. Joe B. Park and Jay H. Park are brothers.

         Dougherty's, founded in 1929, operates two retail pharmacies in the Dallas, Texas, area. In addition to prescription drugs and services, Dougherty's retail pharmacies offer a broad range of over-the-counter medications, supplies and equipment, health and beauty aids, cosmetics, gifts, greeting cards and other general merchandise.

ITEM 7.    Financial Statements and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                  (1) Audited Balance Sheet as of June 30, 1999, and June 30, 1998.

                  (2) Audited Statements of Income and Retained Earnings for the Year ended June 30, 1999, and June 30, 1998.

                  (3) Audited Statements of Cash Flows for the Year ended June 30, 1999, and June 30, 1998.

                  (4)    Notes to Audited Financial Statements.

                  (5)    Unaudited Balance Sheet as of September 30, 1999.

                  (6) Unaudited Statements of Income for the Three Months ended September 30, 1999, and September 30, 1998.

                  (7) Unaudited Statements of Cash Flows for the Three Months ended September 30, 1999, and September 30, 1998.

                  (8)    Note to Financial Statements.

         (b)      Pro Forma Financial Information.

                  (1)    Pro forma balance sheet as of September 30, 1999.

                  (2) Pro forma statements of operations for the Three Months ended September 30, 1999, and for the Year ended June 30, 1999.

         (c)      Exhibits.

                  (10.1) Share  Exchange  Agreement  between  Park  (CO) and The
                         Park Family Limited Partnership dated as of December 30, 1999.

                  (99.1) Press Release dated December 30, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PARK PHARMACY CORPORATION
                                        (Registrant)


Date:    January 14, 2000               By:  /s/  Thomas R. Baker
                                             -----------------------------------
                                             Thomas R. Baker,
                                             Chief Executive Officer & President

The Board of Directors and Shareholders                         November 5, 1999
DOUGHERTY'S Pharmacy, Inc.



                         Report of Independent Auditors

We have audited the accompanying balance sheet of DOUGHERTY'S Pharmacy, Inc. as of June 30, 1999 and 1998, and the related statement of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DOUGHERTY'S Pharmacy, Inc. at June 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




Howard & Waltrip, P.C.
Certified Public Accountants
Dallas, Texas



DOUGHERTY'S PHARMACY, INC.
BALANCE SHEET
JUNE 30, 1999 and 1998


ASSETS                                                          6/30/99      6/30/98
------                                                        ----------   ----------
Current assets:
     Cash                                                       $429,850     $458,405
     Accounts receivable-trade, net of allowance for
         uncollectible accounts of $103,000, and $57,000       1,152,285    1,005,052
     Other receivables                                            12,817       26,692
     Inventories, lower of cost or market                      1,444,528    1,367,150
     Prepaids, Deposits & Investments                             26,714       25,239
                                                              ----------   ----------

             Total current assets                              3,066,194    2,882,538

Fixed assets:
     Furniture & fixtures                                        285,501      256,031
     Computer equipment                                          229,179      207,590
     Automobiles                                                 139,861      139,861
     Leasehold improvements                                      526,994      425,645
     Accumulated depreciation                                   (576,789)    (504,566)
                                                              ----------   ----------

             Total net fixed assets                              604,746      524,561

Other assets:
     Receivable-affiliate (Note 6)                               125,777       32,000
                                                              ----------   ----------

TOTAL ASSETS                                                  $3,796,717   $3,439,099
                                                              ==========   ==========


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Current liabilities
     Accounts payable-trade                                   $1,009,832   $  999,163
     Accrued expenses                                            169,854   $  196,999
     Notes payable (note 4)                                        7,781      129,892
     Income taxes payable (note 3)                               132,000      120,000
                                                              ----------   ----------

             Total current liabilities                         1,319,467    1,446,054

Deferred income taxes (note 3)                                         0       50,000

Shareholders' equity
     Capital stock, $.10 par value, authorized 25,000 shares;      1,000        1,000
          issued 10,000 shares
     Additional paid in capital                                   84,241       84,241
     Treasury stock                                              (15,767)     (15,767)
     Retained earnings                                         2,407,776    1,873,571
                                                              ----------   ----------

             Total shareholders' equity                        2,477,250    1,943,045
                                                              ----------   ----------

TOTAL LIABILITIES AND
     SHAREHOLDERS' EQUITY                                     $3,796,717   $3,439,099
                                                              ==========   ==========


                            See accompanying notes.

DOUGHERTY'S PHARMACY, INC.
STATEMENT OF INCOME AND RETAINED EARNINGS
YEARS ENDED JUNE 30, 1999 and 1998


                                                  6/30/99       6/30/98
                                                -----------   -----------


Net sales                                       $16,420,687   $14,535,570

Cost of sales                                    11,024,706     9,962,518
                                                -----------   -----------

Gross profit                                      5,395,981     4,573,052

Operating expenses:
      Selling, general and administrative         4,606,559     4,212,869
      Depreciation                                   72,223        70,728
                                                -----------   -----------

            Total operating expenses              4,678,782     4,283,597
                                                -----------   -----------

Income from operations                              717,199       289,455

Other income:
      Miscellaneous income                           29,006        49,925
                                                -----------   -----------

Income before provision for income taxes            746,205       339,380

Provision for income taxes-current (note 3)         262,000       120,000
                                                -----------   -----------

Net income                                          484,205       219,380

Beginning retained earnings                       1,873,571     1,654,191

Prior period adjustment-deferred income taxes        50,000             0
                                                -----------   -----------

Ending retained earnings                        $ 2,407,776   $ 1,873,571
                                                ===========   ===========





                            See accompanying notes.

DOUGHERTY'S PHARMACY, INC.
STATEMENT OF CASH FLOWS
YEAR ENDED JUNE 30, 1999 and 1998


                                                   6/30/99      6/30/98
                                                  ---------    ---------


Operating activities:
    Net income                                    $ 484,205    $ 219,380

Adjustments to reconcile net income to net cash provided by operating activities:

    Depreciation                                     72,223       70,728
    Change in operating assets and liabilities:
        Accounts receivable-trade                  (147,233)    (311,625)
        Other receivables                           (79,902)     (45,624)
        Inventories, lower of cost or market        (77,378)     141,137
        Prepaids, Deposits & Investments             (1,475)      (6,607)
        Accounts payable-trade                       10,669      416,680
        Accrued expenses                            (27,145)     (90,485)
        Income taxes payable                         12,000      120,000
                                                  ---------    ---------

Net cash provided by operating activities           245,964      513,584

Investing activities:
    Purchase of fixed assets                       (152,408)     (39,576)

Financing activities:
    Payment on notes payable                       (122,111)     (42,361)
                                                  ---------    ---------

Net increase (decrease) in cash                     (28,555)     431,647

Cash at beginning of period                         458,405       26,758
                                                  ---------    ---------

Cash at end of period                             $ 429,850    $ 458,405
                                                  =========    =========






Supplemental disclosure of interest paid          $   7,820    $   9,189
                                                  =========    =========













                            See accompanying notes.

                           DOUGHERTY'S Pharmacy, Inc.
                          Notes to Financial Statements
                             June 30, 1999 and 1998


1.   Summary of Significant Accounting Policies

Organization

DOUGHERTY'S Pharmacy, Inc., a Texas corporation (the "Company"), was organized on October 31, 1974. At June 30, 1999 and 1998, the Company owns and operates two retail pharmacies located in the Dallas, Texas area.

Concentrations of Credit Risk

The Company maintains cash balances at several financial institutions located in Dallas, Texas. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At June 30, 1999, the Company's uninsured cash balances total $217,000.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. Accounts receivable are unsecured and consist principally of receivables from third-party payment providers (insurance companies and government agencies) under third-party payment plans. Certain of these receivables are recorded net of any allowances provided under the respective plans. Since payments due from certain third-party payers are sensitive to payment criteria changes and legislative actions, the allowance is reviewed continually and adjusted for accounts deemed uncollectible by management.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results inevitably will differ from those estimates, and such differences may be material to the financial statements.

Cash equivalents

Cash equivalents include money-market investments with maturities of three months or less when purchased.

Inventory

Inventories are stated at the lower of cost or market value with cost determined using the first-in, first-out method.

                           DOUGHERTY'S Pharmacy, Inc.
                          Notes to Financial Statements
                             June 30, 1999 and 1998


1.   Summary of Significant Accounting Policies (continued)

Depreciation

Depreciation of property and equipment is provided on a straight-line basis over the estimated useful lives of 40 years for leasehold improvements and 3 to 15 years for equipment.

2.   Leases

The Company leases its retail store facilities and corporate offices under noncancelable operating leases for its retail store and corporate facilities. Some leases require the Company to pay for taxes, maintenance and insurance and contain renewable options. Rent expense was $330,510 and $352,832 for the years ended June 30, 1999 and 1998, respectfully.

At June 30, 1999 the future minimum lease payments under operating leases are as follows:

Year

2000           $   301,122
2001               300,316
2002               255,663
2003               255,663
2004               127,832
               -----------
Total          $ 1,240,596
               ===========


3.   Income taxes

The provision for income taxes is based on an estimated effective tax rate of 35%.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At June 30, 1999 and 1998 the deferred tax liability is estimated at zero and $50,000, respectfully.

                           DOUGHERTY'S Pharmacy, Inc.
                          Notes to Financial Statements
                             June 30, 1999 and 1998


4.   Notes payable

The notes payable consists of a revolving line of credit and various installment loans with interest rates ranging from eight to ten percent. All notes payable are due within one year.

5.   Year 2000

The Company is in the process of conducting a Year 2000 compilance assessment of its information technology systems. The Year 2000 issue relates to the ability of date-sensitive software to properly recognize the year 2000 in calculating and processing computer system data. The Company has determined that some existing software will need to be modified. Modifications to existing software are expected to be completed well in advance of 2000. The Company anticipates that timely completion of these modifications will mitigate the Year 2000 issue internally.

The Company has not determined the potential impact of the year 2000 issue on its significant vendors or suppliers at this time. Because third party failures could have a material impact on the Company's ability to conduct business, plans are being developed to address the Year 2000 issue with these third parties. The Company anticipates completing this assessment process well in advance of 2000. Based upon current expenditures and estimates, the costs of addressing the Year 2000 issue are not expected to have a material impact on future operating results or financial position.

6.   Related party transactions

The Company has agreed to advance operating funds of up to $150,000 to cover the development stage expenses of an affiliated entity, owned by the majority shareholder. These expenses include 50% of the Company's office rent, 40% of the operating officer's salaries, 100% of the office equipment purchases and various other expenses. At June 30, 1999 and 1998, the Company has advanced $125,777 and $32,000, respectfully. These funds are being advanced on a non-interest-bearing basis.

                           DOUGHERTY'S PHARMACY, INC.

                                  BALANCE SHEET

                               SEPTEMBER 30, 1999

                                     ASSETS
                                     ------

CURRENT ASSETS:
  Cash                                                              $    71,652
  Accounts receivable                                                 1,386,832
  Other receivables                                                     136,129
  Inventories                                                         1,430,987
  Prepaid expenses                                                       52,188
                                                                    -----------
          Total current assets                                        3,077,788

FIXED ASSETS, net of accumulated depreciation                           747,529
                                                                    -----------

               Total assets                                         $ 3,825,317
                                                                    ===========


                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                  $   743,596
  Accrued expenses                                                      302,006
                                                                    -----------
          Total current liabilities                                   1,045,602

NOTES PAYABLE                                                           206,401

SHAREHOLDERS' EQUITY:
  Common stock                                                            1,000
  Additional paid-in capital                                             84,241
  Treasury stock                                                        (15,767)
  Retained earnings                                                   2,503,840
                                                                    -----------
          Total shareholders' equity                                  2,573,314
                                                                    -----------

               Total liabilities and shareholders' equity           $ 3,825,317
                                                                    ===========






              See accompanying note to these financial statements.

                           DOUGHERTY'S PHARMACY, INC.

                              STATEMENTS OF INCOME

                                                          THREE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                       ------------------------
                                                          1999          1998
                                                       ----------    ----------
NET SALES                                              $4,441,063    $3,764,230

COST OF SALES                                           2,956,421     2,492,496
                                                       ----------    ----------

Gross profit                                            1,484,642     1,271,734

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            1,383,287     1,081,965
                                                       ----------    ----------

Income from operations                                    101,355       189,769

OTHER INCOME                                               33,710         1,849
                                                       ----------    ----------
INCOME BEFORE PROVISION FOR INCOME TAXES                  135,065       191,618

PROVISION FOR INCOME TAXES                                 39,000        65,000
                                                       ----------    ----------
NET INCOME                                             $   96,065    $  126,618
                                                       ==========    ==========










              See accompanying note to these financial statements.



                           DOUGHERTY'S PHARMACY, INC.

                            STATEMENTS OF CASH FLOWS

                                                                THREE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                            ------------------------
                                                               1999          1998
                                                            ----------    ----------
CASH FLOW FROM OPERATING ACTIVITIES:
Net income                                                  $   96,065    $  126,618
Adjustments to reconcile net income to net cash used by
 operating activities:
  Depreciation                                                  21,615        18,202
  Change in operating assets and liabilities:
   Receivables                                                (232,712)       17,042
   Inventories                                                  13,541      (131,841)
   Prepaid expenses                                            (25,474)        8,439
   Accounts payable and accrued expenses                      (266,084)     (305,252)
                                                            ----------    ----------
          Net cash used by operating activities               (393,049)     (266,792)

CASH FLOW FROM INVESTING ACTIVITIES -
 Purchase of fixed assets                                     (163,769)      (18,104)

CASH FLOW FROM FINANCING ACTIVITIES -
 Proceeds from (payments on) notes payable                     198,620      (101,357)
                                                            ----------    ----------

NET DECREASE IN CASH                                          (358,198)     (386,253)

CASH, beginning of period                                      429,850       458,405
                                                            ----------    ----------

CASH, end of period                                         $   71,652    $   72,152
                                                            ==========    ==========




              See accompanying note to these financial statements.

                           DOUGHERTY'S PHARMACY, INC.

                          NOTE TO FINANCIAL STATEMENTS

1.   UNAUDITED INFORMATION
     ---------------------

     The balance sheet as of September 30,1999 and the statements of income and cash flows for the three month periods ended September 30, 1999 and 1998 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company as of September 30, 1999 and the results of its operations and cash flows for the three months ended September 30, 1999 and 1998.

Park Pharmacy Corporation
Unaudited Pro Forma Financial Statements

The accompanying unaudited pro forma financial statements have been prepared to reflect the acquisition of 100% of the common stock of Dougherty's Pharmacy, Inc. ("Dougherty's") by Park Pharmacy Corporation ("Park") on December 31, 1999 as if the acquisition had occurred on September 30, 1999 with respect to the pro forma balance sheet and as of the beginning of the respective periods with respect to the pro forma statements of operations. Park acquired Dougherty's for 45,000 shares of convertible preferred stock. The acquisition is recorded at the book value of Dougherty's due to common control of Dougherty's and Park. The pro forma financial statements also reflect the acquisition of RX Pro. Com, which occurred on December 21, 1999 and has been previously reported in a Form 8-K filing by the Company.

The accompanying unaudited pro forma financial statements should be read in conjunction with the historical financial statements of Dougherty's included herein and the aforementioned Form 8-K for the acquisition of RX Pro.Com. These pro forma financial statements are not indicative of the financial position or results of operations that would actually have occurred if the transactions described above had occurred at the dates presented or which may be obtained in the future.



Park Pharmacy Corporation
Unaudited Pro Forma Balance Sheet
  September 30, 1999
                                                                    (2)        Pro Forma          Pro Forma
                                        Park        RX Pro      Dougherty's   Adjustments         Balances
                                    --------------------------------------------------------------------------

Current assets                                 -       422,442     3,077,788                        3,500,230

Property and equipment                    14,001        20,705       747,529      1,000,000  (1)    1,782,235

Goodwill and Other assets                  1,212             -                    1,240,145  (1)    1,241,357
                                    --------------------------------------------------------    --------------

  Total assets                            15,213       443,147     3,825,317      2,240,145         6,523,822
                                    ========================================================    ==============

Currents liabilities                     195,191       528,542     1,045,602                        1,769,335

Notes Payable                                  -             -       206,401                          206,401

Stockholders equity (deficit)           (179,978)      (85,395)    2,573,314      2,154,750  (1)
                                                                                     85,395  (1)    4,548,086
                                    --------------------------------------------------------    --------------

  Total liabilities and stockholders'
             equity                       15,213       443,147     3,825,317      2,240,145         6,523,822
                                    ========================================================    ==============




Note
(1) Adjustment to record estimated value of stock issued to acquire RX Pro and remove RX Pro equity. accounts. The purchase price is allocated to the estimated fair value of the RX Pro assets.

 (2) The acquisition of Dougherty's is recorded at book value due to common ownership of the controlling interests of Dougherty's and Park.


                                 Page 17 of 19


Park Pharmacy Corporation
Unaudited Pro Forma Statement of Operations
  Three Months Ended September 30, 1999
                                                                                                 Pro Forma            Pro Forma
                                                    Park          RX Pro        Dougherty's     Adjustments           Balances
                                               ------------------------------------------------------------------------------------

Sales                                                       -          39,691       4,441,063                            4,480,754

Less cost of sales                                          -           3,776       2,956,421                            2,960,197
                                               ---------------------------------------------------------------     ----------------

  Gross profit                                              -          35,915       1,484,642               -            1,520,557

General and administrative expenses                    71,107          70,521       1,383,287         112,007   (1)      1,636,922
                                               ---------------------------------------------------------------     ----------------

  Income (loss) from operations                       (71,107)        (34,606)        101,355        (112,007)            (116,365)

Other income                                                -               -          33,710                               33,710
                                               ---------------------------------------------------------------     ----------------

  Income (loss) before income taxes                   (71,107)        (34,606)        135,065        (112,007)             (82,655)

Provision for income taxes                                  -               -          39,000         (39,000)  (2)              -
                                               ---------------------------------------------------------------     ----------------

  Net Income (Loss)                                   (71,107)        (34,606)         96,065         (73,007)             (82,655)
                                               ===============================================================     ================

  Net loss per share - basic and diluted                (0.01)                                                               (0.01)
                                               ===============                                                     ================

weighted average shares                             6,419,000                                                            6,419,000
                                               ===============                                                     ================


Note
 (1) Adjustment to reflect amortization of software and goodwill recorded in acquisition of Rx Pro over five years.
 (2) Adjustment to reduce income taxes to amount that would have occurred if the companies had been combined at the beginning of the year.



Park Pharmacy Corporation
Unaudited Pro Forma Statement of Operations
  Year Ended June 30, 1999
                                                                  (1)                      Pro Forma      Pro Forma
                                                    Park         RX Pro     Dougherty's   Adjustments      Balances
                                                -----------   -----------   -----------   -----------    -----------
Sales                                                    --       170,307    16,420,687                   16,590,994

Less cost of goods sold                                  --        20,680    11,024,706                   11,045,386
                                                -----------   -----------   -----------   -----------    -----------

  Gross profit                                           --       149,627     5,395,981            --      5,545,608

General and administrative expenses                 105,725       265,130     4,678,782       448,029(2)   5,497,666
                                                -----------   -----------   -----------   -----------    -----------

  Income (loss) from operations                    (105,725)     (115,503)      717,199      (448,029)        47,942

Other income                                             --            --        29,006                       29,006
                                                -----------   -----------   -----------   -----------    -----------

Income (loss) before income taxes                  (105,725)     (115,503)      746,205      (448,029)        76,948

Provision for income taxes                               --            --       262,000      (247,000)(3)     15,000
                                                -----------   -----------   -----------   -----------    -----------

Net income (loss)                                  (105,725)     (115,503)      484,205      (201,029)        61,948
                                                ===========   ===========   ===========   ===========    ===========

  Net loss per share - basic and diluted
                                                      (0.02)                                                    0.01
                                                ===========                                              ===========

Weighted average shares                           6,419,000                                                6,419,000
                                                ===========                                              ===========


Notes
(1) The RX Pro statement of operations includes the nine months ended September 30, 1999, with an adjustment to add the three months ended September 30, 1998 in order to put the statements on a full year basis to conform with the Park statement of operations.

(2) Adjustment to reflect amortization of software and goodwill recorded in acquisition of Rx Pro over five years.

(3) Adjustment to reduce income taxes to amount that would have occurred if the companies had been combined at the beginning of the year.


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